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                                                                   Exhibit 10.18

                                   AGREEMENT
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     THIS AGREEMENT ("Agreement") is made and entered into as of the 30th day of
October, 1997, by and between Consolidated Investment Services, Inc. ("Consolidated") and Red Man Pipe & Supply Co. ("Red Man").

                                   RECITALS
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     On the 12th day of July, 1988, Otter, Inc., an Oklahoma corporation
("Otter"), and Red Man entered into a Financial Agreement, which agreement was on October 24, 1990, amended by an agreement between those parties (the "Amended Financial Agreement"); and Vinson Supply Company, a Delaware corporation ("Vinson") and Red Man entered into a Purchase Agreement as of the 2nd day of March, 1995.

     Consolidated is successor in interest to the rights and obligations of Otter and Vinson under both the Amended Financial Agreement and the Purchase Agreement.
     Consolidated is the holder of the following securities of Red Man:

     23,276 shares Class A Common Stock
     34,344 shares Class B Common Stock
     2,000 shares Class C Preferred Stock

     Red Man anticipates a public offering (the "Offering") of approximately thirty percent (30%) of its Common Stock computed after completion of the Offering, and assuming exercise of the underwriter's over allotment option. The public offering will consist only of Class A Common Stock.

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     IT IS THEREFORE AGREED AS FOLLOWS:

     1. Prior to the Offering, the 34,344 shares of Class B Common Stock held by Consolidated will be exchanged for 34,344 shares of Class A Common Stock.

     2. That 82,000 shares of Class A Common Stock which were originally issued to Lewis B. Ketchum and are now held by or for the Ketchum family, will be exchanged for 82,000 shares of Class B Common Stock.

     3.  The Articles of Incorporation of Red Man will be amended to:

     A. Accommodate the exchange of Class B Common Stock for Class A Common Stock and the exchange of eighty-two thousand (82,000) shares of Class A Common Stock beneficially owned by the Ketchum Family for Class B Common Stock;

     B. Increase authorized capital to allow a stock split in order that present stockholders will own approximately seventy percent (70%) of the then outstanding capital stock of Red Man after the Offering;

     C. Increase authorized capital to raise authorized capital for not less than the Offering;

     D.   Assign ten (10) votes for each share of Class B Common Stock and one
          (1) vote for each share of Class A Common Stock.

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     4.  The Amended Financial Agreement and the Purchase Agreement shall be of no further force and effect, except as follows:

     A. All leases of real and personal property between the parties hereto and their predecessors in interest shall remain in full force and effect.

     B. The characteristics, rights and preferences of Class C Preferred Stock as stated on the Certificate representing those shares shall remain in full force and effect.

     5. Prior to the initial stock offering, the Board of Directors of Red Man is authorized to establish and approve an incentive plan for not greater than five percent (5%) of the authorized Class A Common Stock to be used for incentive or non-qualified stock options or other stock incentive programs for employees.

     6. That at the time of, or prior to the Offering, Red Man will redeem and retire the Preferred Stock owned by Consolidated at the face amount thereof, with accrued dividends to the date of redemption.

     7. That the Board of Directors of Red Man shall promptly take all action required to cause the Red Man Common Stock owned by Consolidated to be registered under the Securities Act of 1933 and/or the Oklahoma Securities Act upon request by Consolidated,

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which request shall not be made until after the expiration of two (2) years from the date of the Offering. Further and notwithstanding the foregoing, at any time after the Offering, if the Board of Directors of Red Man causes or permits any additional shares of Red Man stock to be registered under the Securities Act of 1933 and/or the Oklahoma Securities Act, Consolidated shall have the right to have its Red Man Common Stock registered simultaneously therewith.

     8. That should an Offering of Red Man Class A Common Stock not occur on or before March 31, 1998, this Agreement will terminate and immediately thereafter the parties shall be required to take such action as is necessary to effect the restoration to the positions of the parties which existed on October 28, 1997.

     AGREED TO effective the 30th day of October, 1997.

                              "CONSOLIDATED"



                              By  /s/ Michael M. Masterson, President
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                              "RED MAN"



                              By  /s/ Lewis Craig Ketchum,  President
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